UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2011
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02        Termination of a Material Definitive Agreement

Effective December 21, 2011, Mainland Resources, Inc. (the "Company") and American Exploration Corporation ("American") entered into a termination and release agreement (the "Termination Agreement"), terminating that certain merger agreement and plan of merger previously entered into by and between the Company and American. The merger agreement and plan of merger, dated March 22, 2010, which was amended by a letter agreement dated July 28, 2010, and further amended by an amending agreement dated September 7, 2010, an amending agreement dated December 23, 2010, an amending agreement dated March 14, 2011, an amending agreement dated May 17, 2011, an amending agreement dated August 18, 2011, and an amending agreement dated October 31, 2011 (collectively, the "Merger Agreement"), contemplated a merger between the Company and American.

Under Section 7.3 of the Merger Agreement: (i) either the Company or American may terminate the Merger Agreement if certain conditions specified in the Merger Agreement are not satisfied at or before the "Termination Date", which is defined in Section 1.1 of the Merger Agreement to mean January 31, 2012, or such later date as may be mutually agreed; or (ii) the Company and American may mutually agree to terminate the Merger Agreement (without further action on the part of the shareholders of American) anytime prior to the filing of the Articles of Merger with the Nevada Secretary of State, which would effectuate the merger.

American previously held an option to acquire interests in certain oil and gas leases (the "Leases") pursuant to an option agreement (the "Option Purchase Agreement") with a third party (the "Owner"). American was recently deemed to be in default of the Option Purchase Agreement. In accordance with the terms and provisions of the Option Purchase Agreement, in the event of a default, American was required to automatically forfeit and transfer the Leases back to the Owner. On December 12, 2011, American transferred, delivered and assigned to the Owner all of American's interests in and to the Leases. As such, American no longer has the asset base (including the Leases) it previously had to contribute, compromising the merger with the Company. As more fully described in the press release attached hereto as Exhibit 99.1, the Company has reached an agreement in principle, subject to certain conditions precedent, including entering into a definitive agreement, to purchase the Leases.

Based on these events, the Company has determined to mutually agree with American to terminate the Merger Agreement, and effective December 21, 2011, the Company and American entered into the above-referenced Termination Agreement. In accordance with the terms and provisions of the Termination Agreement, the Company and American have agreed to release one another from any further liability as to the performance of the respective party's duties and obligations under the Merger Agreement.

A copy of the Termination Agreement is included as Exhibit 10.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On December 23, 2011, the Company issued a press release announcing the Termination Agreement as described in Item 1.01 above as well as the Company's entry into an agreement in principle to acquire interests in certain oil and gas leases.

A copy of the press release is included as Exhibit 99.1 hereto.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Description of Exhibit
10.1	Termination and Release Agreement dated December 21, 2011 between American Exploration Corporation and Mainland Resources Inc.
99.1	News Release dated December 23, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: December 23, 2011	By: "William D. Thomas" William D Thomas Chief Financial Officer/Treasurer

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